UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: March 28, 2002

ELINE ENTERTAINMENT GROUP, INC.

(Exact Name of Registrant as specified in its charter)

	0-30451	88-0429856
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Item 5. Other Events

At a special meeting of the Board of Directors of the Company, held March 27, 2002, the corporate headquarters of the Company was moved to Stroudsburg, PA. The new address is:

14 North Sixth Street

Suite 300

Stroudsburg, PA 18370

(570) 517-0400

At the same special meeting of the Board of Directors, Mr. Sonny Paradise, the corporation's CEO, resigned his position.

Item 6. Resignation of Registrant's Director

At a special meeting of the Board of Directors of the Company held March 27, 2002, the Company's Chairman of the Board, Sonny Paradise, resigned his position. Mr. Paradise had no disagreements with the Company on any matter relating to the Company's operations, policies or practices.

At the same meeting, Mr. Nabiel Yazgi was appointed to the Director's seat left unoccupied by Mr. Paradise, to serve until the Company's next annual meeting of shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELINE ENTERTAINMENT GROUP, INC.

/s/ Curtis Hawk

Curtis Hawk, President

Date: April 1, 2002